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                                                                 Exhibit (a)(10)

PRESS RELEASE
FOR IMMEDIATE RELEASE
TERRY C. BLACK (216) 921-6505

DATATRAK INTERNATIONAL, INC.
CLOSES TENDER OFFER
FOR UP TO 3,300,000 OF ITS COMMON SHARES

         CLEVELAND, Ohio, August 10, 1999 - DataTRAK International, Inc. (Nasdaq; DATA), formerly known as Collaborative Clinical Research, Inc., today announced that its tender offer for up to 3,300,000 of its Common Shares for a purchase price of $6.00 per share closed at 5:00 p.m. Eastern Daylight Savings Time, Monday, August 9, 1999.

         Preliminary results indicate that the tender offer is oversubscribed, with approximately 5,400,000 Common Shares having been tendered. DataTRAK expects to announce the final proration factor as promptly as practical.

         Shareholders who have questions regarding the tender offer may call MacKenzie Partners, Inc., the Information Agent, at (800) 322-2885 (toll free).

         DataTRAK International, Inc. is a leading provider of software products and related services to the pharmaceutical, biotechnology, and medical device industries. DataTRAK EDC(TM) software and its earlier versions have successfully supported more than 31 clinical studies encompassing over 500 clinical sites and 17,000 patients. DataTRAK International, Inc. has offices in Cleveland, Ohio and Bonn, Germany.

         Except for the historical financial information contained in this press release, the statements made in this release are forward looking statements. Factors that may cause results to differ materially from those in the forward looking statements include the ability of the Company to absorb corporate overhead and other fixed costs in order to successfully market the DataTRAK EDC(TM) software; the development and fluctuations in the market for electronic data capture technology; the degree of the Company's success in obtaining new contracts; the timing of payments from sponsors and the timing of sponsor decisions to conduct new clinical trials or cancel or delay ongoing trials; the continued unreliability of the Internet; dependence on key personnel; governmental regulation; the early stage of the Company's DataTRAK business and operations; and general economic conditions. In addition, the Company's success depends on the outcome of various strategic initiatives it has undertaken, all of which are based on assumptions made by the Company concerning trends in the clinical research market and the health care industry.

CONTACT:

Jeffrey A. Green, Pharm.D., FCP                    Terry C. Black
President and Chief Executive Officer              Chief Financial Officer
DataTRAK International, Inc.                       DataTRAK International, Inc.
216/921-6505 ext. 112                              216/921-6505 ext. 110

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